Exhibit 99.1

QUARTER ENDED MARCH 31, 2014 I First Quarter Overview As of March 31, 2014 SUMMARY Improved performance of the portfolio and two key investments Addressed submarket and development challenges Preserved capital Focused on disposition of selected assets Northborough Tower in Houston, Texas Behringer Harvard Opportunity REIT I, Inc. (the Company) holds a portfolio of nine investments including: a non-controlling interest in 22 retail and light industrial assets in Central Europe; three office properties in Texas; two hospitality properties in St. Louis, Missouri and near Vail, Colorado; a mixed-use property in Frisco, Texas; a development property in the Commonwealth of the Bahamas, and a mezzanine loan on a multifamily property in Henderson, Nevada. As we work to complete the disposition phase of the Company’s operations, we are pursuing three primary objectives to: • Preserve capital and maintain stability of the balance sheet • Generate sufficient cash flow to service overall operational expenses • Maximize value of remaining assets through selective reinvestments and dispositions Improving Performance of Two Key Investments We are pleased that aggressive asset management has contributed to improving performance of the following two assets. CHASE PARK PLAZA, ST. LOUIS, MISSOURI As you may recall, in late February 2013, we engaged a new management company for the Chase Hotel. The year-over-year performance metrics have improved after we assumed control and replaced the previous management company. The year-over-year occupancy rate is up 15% and net operating income has significantly improved year-over- year. Although we have plans for marketing activities and other programs expected to further improve occupancy and enhance revenue, we are pleased with our progress so far. We have sold 85 of the original 86 condos at this property, and only one unfinished unit remains in inventory. The debt secured by Chase Park Plaza Hotel and the remaining condo matures in December 2014. The current financing would allow us to exercise two one-year extension options, but we may be able to refinance the project prior to the loan maturity with more favorable terms. FRISCO SQUARE, FRISCO (DALLAS), TEXAS The office portfolio at Frisco Square is 90% leased.* We executed approximately 3,700 square feet of new office leases during the first quarter of 2014. The retail space is 86.5% leased, and we executed one new lease of 4,000 square feet. The multifamily space is 94% leased at rates that are up approximately 6% from a year ago. The leasing performance of this property has benefited from our aggressive asset management strategies, and from the fundamental strength of the Frisco and Plano submarkets. For example, these areas have recently attracted relocating corporations. We are considering additional investments in this property because we feel these market factors reflect favorably on Frisco Square’s potential for value creation. We are in the underwriting phase of a possible land sale and joint venture development of an additional 275 apartment units. In June 2014, we sold 1.6 acres to a third party for the construction of a mixed-use office and retail building. We also are constructing a parking garage which will improve the value of the property while partially meeting our obligation to provide 765 public parking spaces at Frisco Square.

I

QUARTER ENDED MARCH 31, 2014

BEHRINGER HARVARD
OPPORTUNITY REIT I, INC.

Stable Cash Flow from Two Office Properties

NORTHPOINT CENTRAL AND NORTHBOROUGH TOWER

Both of these office properties in the Greenspoint submarket of Houston are, and consistently have been, 100% leased. They are performing well and generating significant positive cash flow. For this reason, we have no plans to sell these properties until demand in the submarket normalizes. Exxon's announced plans to relocate from the Greenspoint submarket have created uncertainty that is expected to dampen rental rates in this submarket until any space vacated by Exxon is absorbed.

Potential Dispositions

CENTRAL EUROPE PORTFOLIO

We have a non-controlling, unconsolidated ownership interest in a joint venture consisting of 22 properties located in the Czech Republic, Poland, Hungary, and Slovakia. Although the 22 properties in our Central Europe portfolio historically have been well-leased, they are leasing at rates below what was anticipated at acquisition. We have seen increased interest from potential buyers for certain properties in this portfolio. As we are able to stabilize the properties with longer-term leases, we anticipate marketing and selling properties.

ROYAL ISLAND

This development project has seen weak consumer demand, in keeping with low demand trends for luxury resorts and second homes following the recent recession. We are evaluating potential exit strategies for this asset.

THE LODGE & SPA AT CORDILLERA

Our development plans for The Lodge & Spa at Cordillera have been significantly affected by weak consumer demand and the bankruptcy of nearby unaffiliated golf amenities. We are currently in negotiations to sell this asset and hope to complete the sale by year-end.

*All statistics quoted in the summary above are as of March 31, 2014, unless stated otherwise.

PORTFOLIO SUMMARY

As of March 31, 2014

- Central Europe portfolio investment–22 retail and light industrial properties
- 3 office properties
- 2 hospitality properties
- 1 mixed-use property
- 1 development project
- 1 mezzanine loan



The Lodge & Spa at Cordillera in Edwards, Colorado

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QUARTER ENDED MARCH 31, 2014

BEHRINGERHARVARD
OPPORTUNITY REIT I, INC.

I

Conclusion

We are addressing the Company's challenges and continuing to execute our strategic plan to promote value in the portfolio and maintain the stability of the balance sheet.

With regard to a liquidity event, we routinely evaluate market conditions with an eye toward potential exit options that may include an orderly and incremental liquidation of our assets or other liquidation opportunities.

We have further strengthened our balance sheet. We have increased our cash and reduced outstanding debt, which has improved our flexibility in repositioning the portfolio and harvesting future value. We will work to continue this momentum in the months ahead.

Financial Highlights

(in thousands, except per share data)	*3 mos. ended Mar. 31, 2014*	*3 mos. ended Mar. 31, 2013*
FFO	$(640)	$(2,875)
FFO per share	$(0.01)	$(0.05)
Distributions declared	$ –	$ –
Distributions per share	$ –	$ –
(in thousands)	*As of Mar. 31, 2014*	*As of Dec. 31, 2013*
Total assets	$317,446	$322,120
Total liabilities	$162,329	$162,750

Reconciliation of FFO to Net Loss

(in thousands, except per share amounts)	*3 mos. ended Mar. 31, 2014*	*3 mos. ended Mar. 31, 2013*
Net loss	$(4,173)	$(7,089)
Adjustments for[1]:		
Impairment charge[2]	-	244
Real estate depreciation and amortization[3]	3,533	3,970
FFO[4]	$(640)	$(2,875)
GAAP weighted average shares: Basic and diluted	56,500	56,500
FFO per share	$(0.01)	$(0.05)
Net loss per share	$(0.07)	$(0.13)

[1] Reflects the adjustments for continuing operations, as well as discontinued operations.
[2] Includes impairment of our investments in unconsolidated entities which resulted from a measurable decrease in the fair value of the depreciable real estate held by the joint venture or partnership.
[3] Real estate depreciation and amortization includes our consolidated real depreciation and amortization expense, as well as our pro rata share of those unconsolidated investments that we acccount for under the equity method of accounting and the noncontrolling interest adjustment for the third-party partners' share of the real estate depreciation and amortization.
[4] Funds from operations (FFO) is defined by the National Association of Real Estate Investment Trusts as net income (loss), computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, and gains (or losses) from sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships, joint ventures, and subsidiaries. FFO should not be considered as an alternative to net income (loss), or as indications of our liquidity, nor are they either indicative of funds available to fund our cash needs, including our ability to fund distributions. FFO should be reviewed in connection with other GAAP measurements. A reconciliation of FFO and FFO-per-share to net income can be found in our first quarter Form 10-Q on file with the SEC.

SECOND QUARTER UPDATE CALL


FRIDAY
AUGUST
22

We hope you will join us for the second quarter call on Friday, August 22, 2014 at 1:00 pm Central Time.

We will send further details about this call in your next quarterly statement.



The Chase Park Plaza in St. Louis, Missouri

3

I 15601 Dallas Parkway, Suite 600 Addison, TX 75001 866.655.3600 behringerinvestments.com FORWARD-LOOKING STATEMENTS This material contains forward-looking statements relating to the business and financial outlook of Behringer Harvard Opportunity REIT I, Inc. that are based on our current expectations, estimates, forecasts, and projections and are not guarantees of future performance. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this material. Such factors include those described in the Risk Factors sections of Behringer Harvard Opportunity REIT I, Inc.’s filings with the Securities and Exchange Commission. Forward-looking statements in this material speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Published 07/14 © 2014 Behringer 2370-1 OP1 Q1 Report 2014 4